UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2022
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2022, the Board of Directors (the “Board”) of Affirm Holdings, Inc. (the “Company”) appointed Libor Michalek as the Company’s President, effective immediately.
Prior to his appointment as President, Mr. Michalek served as the Company’s President, Technology, Risk and Operations and as a member of the Board since May 2021. Mr. Michalek previously served as the Company's President, Technology from 2018 to May 2021. Prior to joining the Company, Mr. Michalek served as an Engineering Director at YouTube and Google. Prior to that, Mr. Michalek served as the Chief Technology Officer of Slide, a personal media-sharing service, which was acquired by Google in 2010. Mr. Michalek has also served in management positions at Topspin, Egroups, Talarian, Thinking Machines Corporation, and the National Center for Supercomputing Applications. Mr. Michalek earned his B.S. in Computer Science from University of Illinois at Urbana-Champaign.

Mr. Michalek’s compensation, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 21, 2022 (the "Proxy Statement"), will not change as a result of his appointment as President. Other than the foregoing, there are no arrangements or understandings between Mr. Michalek or any other persons pursuant to which Mr. Michalek was appointed as President, and he has no family relationship with any of the Company’s directors or executive officers. In addition, there are no other transactions involving Mr. Michalek requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 5, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”). The stockholders of the Company voted on the following two proposals at the Annual Meeting, each of which is more fully described in the Proxy Statement:

1.To elect three Class II directors, each to hold office until the Company’s 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director’s earlier death, resignation or removal; and
2.To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.
Holders of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), were entitled to one vote on each proposal for each share held as of the close of business on October 6, 2022 (the “Record Date”), and holders of the Company’s Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), were entitled to fifteen votes on each proposal for each share held as of the close of business on the Record Date. The Class A Common Stock and the Class B Common Stock voted as a single class on all matters.

At the beginning of the Annual Meeting, present in person or by proxy were holders of Class A Common Stock and Class B Common Stock together representing 76.2% of the combined voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, constituting a quorum.

The final voting results for each of these proposals are detailed below.

1.Election of Directors

Nominee	Votes For	Votes Withheld/Abstentions	Broker Non-Votes
Jenny J. Ming	820,395,934	8,807,361	33,075,707
Christa S. Quarles	810,025,621	19,177,674	33,075,707
Keith Rabois	820,155,361	9,047,934	33,075,707

Each director nominee was duly elected as a Class II director to serve until the Company’s 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until such director’s earlier death, resignation or removal.

2.Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
861,470,701	418,091	390,210	0

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: December 9, 2022
4